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                                                                    EXHIBIT 23.1

                        Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Stock Incentive Plan, Employee Stock Purchase Plan, International Employee Stock Purchase Plan of Pervasive Software, Inc. of our report dated July 12, 1999, with respect to the consolidated financial statements and schedule of Pervasive Software Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                             /s/ ERNST & YOUNG LLP


Austin, Texas
December 8, 1999